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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        February 29, 1996
        Date of Report (Date of earliest event reported)


                   SA TELECOMMUNICATIONS, INC.
     (Exact Name of Registrant as Specified in its Charter)


         Delaware               0-18048          75-2258519
(State or Other Jurisdiction  (Commission      (IRS Employer
     of Incorporation)        File Number)   Identification No.)


        1912 Avenue K, Suite 100
          Plano, TX 75074-5959                       75074
(Address of Principal Executive Offices)          (Zip Code)


                         (214) 516-0662
      (Registrant's Telephone Number, Including Area Code)


                    _________________________
  (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

     On February 29, 1996, SA Telecommunications, Inc. (the "Company") sold all of the capital stock of its wholly-owned subsidiary, Strategic Abstract & Title Corporation ("SATC") to Permian Basin Title Services, Inc. ("Buyer"). SATC has developed a proprietary information database for the offering of on-line title abstracting and title insurance and reporting services and operates title plants in Midland County and Ector County, Texas. The consideration received by the Company for such sale was the promissory note of Buyer in the original principal amount of $500,000 with interest at 7% per annum payable over 10 years, secured by a pledge of the stock of and guaranty by SATC and a security interest in the assets of SATC. The Company will retain the benefits of certain net operating losses incurred by SATC, and the retention of such benefits was a factor in evaluating the price range offered by interested parties responding to the Company's advertisements for the sale of the subsidiary.

     Management of the Company had determined to sell SATC on October 4, 1995 after cancellation of the previously proposed spin-off and distribution of SATC to Company stockholders following the death of SATC's President, Harold Wilson. David Yarbrough, an officer and the sole director and shareholder of Buyer, was an employee of SATC who had been in charge of running SATC's operations since the death of Mr. Wilson. Buyer is a newly formed corporation created for the purchase of SATC.

Item 5.   Other Events.

     On March 8, 1996, the Company entered into an agreement with Howard Maddera, William Johnson, and Marianne Reed, former shareholders of the Company's wholly-owned subsidiary U.S. Communications, Inc. ("USC Shareholders"), to purchase equity and debt securities of the Company issued to the USC Shareholders in connection with the acquisition of USC for a $3,085,000 purchase price. The securities to be purchased by the Company consist of promissory notes of the Company in an aggregate principal amount of $3,150,000, 125,000 shares of the Company's Series B Cumulative Convertible Preferred Stock and warrants exercisable into 1,050,000 shares of the Company's Common Stock. The closing of the agreement is subject to, among other things, the completion of financing by the Company.

Item 7.   Financial Statements and Exhibits.

     (b)  Pro Forma Financial Information.  The disposition of
          SATC does not have a material effect on the Company's
          Statement of Financial Position as of December 31,
          1995.

     (c)  Exhibits.

          Exhibit No.    Document Description

          2.1*           Stock Purchase Agreement dated February
                         29, 1996 between SA Telecommunications,
                         Inc. and Permian Basin Title Services,
                         Inc.

          2.2*           Purchase Agreement dated March 8, 1996
                         among SA Telecommunications, Inc.,
                         Howard Maddera, William L. Johnson and
                         Marianne Reed

          99*            Press Release dated March 1, 1996

_______________
*Filed herewith

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SA TELECOMMUNICATIONS, INC.

DATE:     March 12, 1996      BY:  /s/ Jack W. Matz, Jr.
                                   Jack W. Matz, Jr.
                                   Chairman and
                                   Chief Executive Officer

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                          EXHIBIT INDEX

EXHIBIT NO.              DOCUMENT DESCRIPTION


2.1*                     Stock Purchase Agreement dated February
                         29, 1996 between SA Telecommunications,
                         Inc. and Permian Basin Title Services,
                         Inc.

2.2*                     Purchase Agreement dated March 8, 1996
                         among SA Telecommunications, Inc.,
                         Howard Maddera, William L. Johnson and
                         Marianne Reed

99*                      Press Release dated March 1, 1996

____________
*Filed herewith